US.356434854.01 Wejo | First Amendment to Secured Note Page 1 FIRST AMENDMENT TO SECURED NOTE This FIRST AMENDMENT TO SECURED NOTE (this “Amendment”) is made as of March 28, 2023 by and between Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), and Esousa Holdings, LLC (the “Holder”). RECITALS A. Pursuant to that certain Securities Purchase Agreement dated as of February 27, 2023 by and between the Company and the Holder (the “Agreement”), the Company issued that certain Secured Note dated as of February 27, 2023 in favor of the Holder (the “Note”). B. The Company and the Holder desire to extend the maturity date of the Note. NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereby agree as follows: AGREEMENT 1. Defined Terms. Capitalized terms used herein and not defined shall have the meanings given to such terms in the Note. 2. Amendments to Note. The definition of “Maturity Date” set forth in Section 34 of the Note is hereby amended by deleting the date “March 29, 2023” and inserting the date “April 17, 2023” in substitution therefor. For the avoidance of doubt, Interest shall continue to accrue on any outstanding Principal at the applicable Interest Rate through to the extended Maturity Date. 3. Extension Fee. At the Maturity Date, in addition to the other amounts due to the Holder under the Note, the Company will pay the Holder an extension fee in the amount of $368,421. 4. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Note shall remain in full force and effect. 5. References. All references in the Note to “this Note” shall be deemed to refer to the Note as amended hereby; and any and all references in the Agreement and the other Transaction Documents to “the Note” shall be deemed to refer to the Note as amended hereby. 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Wejo | First Amendment to Secured Note Signature Page IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above. COMPANY: WEJO GROUP LIMITED By: _________________________________ Name: John Maxwell Title: Chief Financial Officer

Wejo | First Amendment to Secured Note Signature Page HOLDER: ESOUSA HOLDINGS, LLC By: _________________________________ Name: Michael Wachs Title: Managing Member